SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

    1)   Amount Previously Paid:
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    3)   Filing Party:
    4)   Date Filed:

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

                     -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 16, 2002

                     -------------------------------------

To the Stockholders of
WINDSWEPT ENVIRONMENTAL GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Windswept Environmental Group, Inc. will be held at our offices, located at 100 Sweeneydale Avenue, Bay Shore, New York 11706, on Monday, December 16, 2002, commencing at 11:00 a.m. (local time), or at any adjournment or postponement thereof, for the following purposes:

     1.  To elect nine directors to our board of directors; and

     2. To consider and act upon such other business as may properly come before the annual meeting or any adjournment thereof.

     These matters are more fully described in the proxy statement accompanying this notice to which your attention is directed.

     Only our stockholders of record at the close of business on October 18, 2002 will be entitled to vote at the annual meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy at your earliest convenience in order that your shares may be voted for you as specified.


                                     By Order of the Board of Directors,


                                     Michael O'Reilly
                                     President and Chief Executive Officer


October 30, 2002
Bay Shore, New York

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                             100 Sweeneydale Avenue
                            Bay Shore, New York 11706

                     -------------------------------------

                                 PROXY STATEMENT

                     -------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                December 16, 2002

                     -------------------------------------

         The 2002 annual meeting of our stockholders will be held on Monday, December 16, 2002 at our offices, located at 100 Sweeneydale Avenue, Bay Shore, New York 11706, commencing at 11:00 a.m. (local time), and any adjournments and postponements thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF OUR BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS OF THE ANNUAL MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is October 30, 2002.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing an enclosed proxy may revoke it prior to its exercise either by letter directed to us or in person at the annual meeting.

         Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to Windswept Environmental Group, Inc., a Delaware corporation, and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

VOTING RIGHTS

         Only stockholders of record at the close of business on October 18, 2002 (the "Record Date") will be entitled to vote at the annual meeting or any adjournment thereof. We currently have outstanding two classes of voting capital stock, namely, shares of common stock, par value $.0001 per share and Series A convertible preferred stock, par value $.01 per share. As of the Record Date, there were 77,936,358 shares of our common stock and 1,300,000 shares of our Series A preferred stock issued and outstanding. Shares of Series A preferred stock are convertible, on a share-for-share basis, into shares of our common stock. Holders of our common stock are entitled to one vote on all matters presented to stockholders for each share registered in their respective names. Holders of our Series A preferred stock, voting together with the holders of our common stock (except as otherwise set forth herein), are entitled to one vote on all matters presented to stockholders for each share of our common stock issuable upon conversion of each share of Series A preferred stock, registered in their respective names. Cumulative voting is not permitted.

         Directors are elected by a plurality of the votes entitled to be cast in person or by proxy and actually cast at the annual meeting with respect to Proposal Number 1.

         For purposes of determining whether proposals have received a majority of votes cast, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, the effect of abstentions and broker non-votes will have no effect on the vote on Proposal Number 1. However, abstentions will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         There are nine nominees for election as directors. Each nominee shall, upon being elected, hold office until the next annual meeting of stockholders to be held in 2003, or until his successor has been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed from office. Each nominee named below is currently a director of our company.

         Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the nine nominees named below, unless any nominee shall be unavailable for election, in which case such shares will be voted for a substitute nominee designated by our board. Our board has no reason to believe that any nominee will be unavailable or, if elected, will decline to serve.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS.

DIRECTOR-NOMINEES

         The names of our director-nominees, their ages as of the Record Date, and certain other information about them, are set forth below:

NAME                       AGE   POSITIONS AND OFFICES
----                       ---   ---------------------
Michael O'Reilly           52    Director, President and Chief Executive Officer
Charles L. Kelly, Jr.      43    Director and Chief Financial Officer
Peter A. Wilson            58    Chairman of the Board of Directors
Brian S. Blythe            63    Director
John J. Bongiorno          62    Director
Ronald B. Evans            63    Director
Samuel Sadove              48    Director
Anthony Towell             71    Director and Secretary
Dr. Kevin Phillips         54    Director

PRINCIPAL OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following is a brief summary of the business experience and background of our directors and executive officers based upon information provided to us by such persons.

         MICHAEL O'REILLY has served as our President and Chief Executive Officer and a director since 1996, and has been President of our Trade-Winds Environmental Restoration, Inc. subsidiary since 1993. From 1996 to 1999, he was also the Chairman of our board of directors. Prior to joining us, Mr. O'Reilly was Vice President and Chief Operating Officer of North Shore Environmental Solutions, Inc., an environmental remediation firm which provided a wide array of services, including asbestos, hazardous materials and lead removal.

         CHARLES L. KELLY, JR. has served as a director since October 1999 and as our Chief Financial Officer since April 2000. Since December 2001,
Mr. Kelly has been the Chief Operating Officer of Spotless Plastics (USA), Inc. From April 1995 to December 2001, Mr. Kelly was the Vice President of Finance and Administration of Spotless Plastics (USA), Inc. Prior to that, Mr. Kelly held senior financial positions at Luitpold Pharmaceuticals, Inc. and IMC Magnetics Corp. and was a senior audit manager at PricewaterhouseCoopers, LLP.

         PETER A. WILSON has served as Chairman of our board of directors since October 1999. Mr. Wilson is the President and CEO of Spotless Plastics (USA), Inc. and is the Executive Director - Plastics Division of Spotless Group Limited, an Australian company which indirectly owns Spotless Plastics (USA), Inc. Mr. Wilson has held various senior executive positions within Spotless Group Limited since 1976 and has been a member of Spotless Group Limited's board of directors since 1984.

         BRIAN S. BLYTHE has served as a director since October 1999. Since 1992, Mr. Blythe has been the Chairman of the board of directors of Spotless Group Limited. Between 1972 and 1992, Mr. Blythe has held numerous executive positions with Spotless Group Limited, including managing director of Spotless Group Limited and Managing Director of its Spotless Services Limited subsidiary. Mr. Blythe is also the chairman of the board of directors of Taylor's Group Limited, a New Zealand company, and was a member of the Police Board of Victoria, Australia between 1993 and 1998.

         JOHN J. BONGIORNO has served as a director since March 2001.
Mr. Bongiorno has served as the Director of Finance of Spotless Group
Limited since 1986. Mr. Bongiorno is also a director of Spotless Group Limited, Taylor's Group Limited and is chairman of the board of directors of National Can Industries Limited, an Australian corporation.

         RONALD B. EVANS has served as a director since October 1999. Since 1978, Mr. Evans has been Executive Director of Spotless Group Limited.
Between 1969 and 1999, Mr. Evans has held numerous executive positions at Spotless Group Limited. Since 1998, he has been the Chairman of the Australian Football League. Mr. Evans is also a director of Taylor's Group Limited and is a director of Health Scope Limited, an Australian company.

         SAMUEL SADOVE has served as a director since 1996. He is a marine biologist who was the director of the Okeanos Ocean Research Foundation, Inc. since founding the organization in 1980 until 1996. He is an adjunct Professor at Long Island University, Southhampton College. Mr. Sadove received an honorary Ph.D in Marine Sciences from Universite d'Aux Marseille. He is a member of the Technical Advisory Board of the Peconic National Estuary Program, the U.S. Department of State's Habitat Working Group, and the Board of Trustees of The Coastal Research and Education Society of Long Island.

         ANTHONY TOWELL has served as a director since November 1996.   Prior to
December 2000, he was a Vice President, Co-Chairman, and a director of Worksafe Industries, Inc., a manufacturing company that specialized in industrial safety. He had held executive positions during a 25-year career with the Royal Dutch Shell Group. Mr. Towell is also a director of Diasys Inc. and was a member of the board of directors of Gulf West Energy Inc.

         DR. KEVIN PHILLIPS, PH. D. has served as a director since March 1998. Over the past five years, Dr. Phillips has been a partner, principal and director of FPM Group Ltd., formerly known as Fanning, Phillips & Molnar, an engineering firm located on Long Island, New York. Dr. Phillips has a M.S. Degree in Hydrodynamics from the Massachusetts Institute of Technology and a Ph.D. in Environmental Engineering from the Polytechnic Institute of New York. He is a licensed professional engineer in eight states, including New York, New Jersey and Connecticut, with over 20 years experience in geohydrology and environmental engineering.

         JOSEPH MURPHY, age 44, has served as our Vice President of Finance and Administration since April 2000. Since December 2001, Mr. Murphy has also been the Vice President of Finance and Administration of Spotless Plastics (USA), Inc. From 1998 to 2000, Mr. Murphy held senior financial positions including Chief Financial Officer at Staff Builders, Inc. From 1987 to 1997, Mr. Murphy held several senior financial positions including Chief Financial Officer at Colorado Prime Corporation. From 1980 to 1985, Mr. Murphy worked as an auditor for Deloitte & Touche, LLP.

DIRECTORS' COMPENSATION

         Each of our non-employee directors, that is, our directors who are not employees of our company or of any of our parent, affiliate or subsidiary companies, receive $5,000 annually for service on our board of directors. All other directors receive no cash compensation for their services as directors. All of our directors are reimbursed for expenses actually incurred in connection with attending meetings of our board of directors.

         In August 2001, as compensation for service on our board of directors during our fiscal year ended April 30, 2001, each of our non-employee directors was granted options to purchase an aggregate of 100,000 shares of our common stock under our 2001 Equity Incentive Plan, at an exercise price equal to $.17 per share, the fair market value at the date of grant. In July 2001, as compensation for service on our Board of Directors during the fiscal year ended April 30, 2000, each of the non-employee directors was granted options to purchase an aggregate of 100,000 shares of our common stock under our 2001 Equity Incentive Plan, at an exercise price of $.16, the fair market value at the date of the grant.

         Additionally, in September 2001, Anthony Towell was granted options to purchase an aggregate of 150,000 shares of our common stock under our 2001 Equity Incentive Plan and Samuel Sadove was granted options to purchase an aggregate of 100,000 shares of our common stock. Each of such grants to such non-employee directors replaced previously expired options, and have an exercise price of $.23 per share, the fair market value on the date of grant.

BOARD MEETINGS AND COMMITTEES

         During our fiscal year ended July 2, 2002, our board of directors met or acted by written consent eight times. All of our current directors attended not less than 75% of such meetings (or executed written consents) of the board of directors and committees on which such director served.

         The audit committee of our board of directors is currently comprised of Anthony Towell, Kevin Phillips and Samuel Sadove, each of whom do not have any relationship with us that may interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The audit committee met four times during the last fiscal year.

         The audit committee operates pursuant to a charter approved by our board of directors. The audit committee charter sets out the responsibilities, authority and duties of the audit committee. The audit committee recommends engagement of our independent certified public accountants, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent certified public accountants. The audit committee also reviews our accounting principles and practices, systems of internal controls, quality of financial reporting and accounting and financial staff, as well as any reports or recommendations issued by the independent accountants.

         The compensation committee of our board of directors is currently comprised of Anthony Towell and Samuel Sadove. The compensation committee generally reviews and approves
                                       5
executive compensation and administers our existing stock plans, other than our 2001 Equity Incentive Plan, which is administered by our Board. Our compensation committee acted by unanimous written consent on one occasion during the last fiscal year.

         Our board of directors has no nominating committee.

                               SECURITY OWNERSHIP

         The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of each class of our voting stock by:
         - each person known by us to beneficially own 5% or more of the outstanding shares of any class of our voting stock, based on filings with the Securities and Exchange Commission and certain other information,
         -     each of our executive officers, directors and director nominees,
               and
         - all of our executive officers, directors and director nominees as a group.

                                                                          Class
                                    -------------------------------------------------------------------------------
                                                Common Stock                                    Series A Preferred
                                    -------------------------------------               -----------------------------------
                                              Amount and Nature                                   Amount and Nature
                                         Of Beneficial Ownership (1)                         of Beneficial Ownership (1)
                                    --------------------------------------------        -----------------------------------
             Name of                   Number of Shares      Percent of                  Number of Shares        Percent of
      Beneficial Owner                Beneficially Owned        Class                   Beneficially Owned         Class
---------------------------         ---------------------------------------------------------------------------------------
Spotless Group Limited   (2)               61,335,107  (3)       78.7%                           -                   -
Michael O'Reilly         (4)                9,013,642  (5)       10.4%                           -                   -
Samuel Sadove            (4)                  651,000  (6)           *                           -                   -
Anthony Towell           (4)                1,216,932  (7)        1.5%                           -                   -
Brian S. Blythe          (8)                        -  (9)           -                           -                   -
John J. Bongiorno        (8)                        -  (10)          -                           -                   -
Ronald B. Evans          (8)                        -  (11)          -                           -                   -
Charles L. Kelly, Jr.    (8)                        -  (12)          -                           -                   -
Peter A. Wilson          (8)                        -  (13)          -                           -                   -
Dr. Kevin Phillips       (14)               1,400,839  (15)       1.8%                     650,000                50.0%
Gary Molnar              (14)                 900,839  (16)       1.1%                     650,000                50.0%
Joseph Murphy            (8)                  200,000  (17)          *                           -                   -
All directors and
Executive Officers
as a group
(10 individuals)                           12,482,413  (18)      13.9%                     650,000               50.0%

* Less than 1 percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the Record Date are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.



                                       6


(2) The address of Spotless Group Limited ("Spotless Group") is c/o Spotless Plastics (USA) Inc. ("Spotless"), 150 Motor Parkway, Suite 413, Hauppauge, New York 11788. Spotless Group directly owns 100% of the voting stock of Spotless Plastics Pty. Ltd., a company organized under the laws of Victoria, Australia, which in turn directly owns 100% of the voting stock of Spotless. Spotless directly owns 100% of the voting stock of Windswept Acquisition Corp. ("Acquisition Corp.").

(3) Includes 22,284,683 shares of common stock sold to Acquisition Corp. pursuant to a subscription agreement dated October 29, 1999, 10,495,174 shares of common stock issued upon the November 2001 conversion of 9,346 shares of Series B preferred stock held by Acquisition Corp., 25,304,352 shares of Common Stock issued upon the November 2001 conversion of the outstanding principal of a promissory note and 3,250,898 shares of Common Stock issued upon conversion of the accrued and unpaid interest related to the such promissory note. Spotless Group, Spotless and Acquisition Corp. may be deemed to share the voting and investment power over all of these shares.

(4) The address for this person is c/o Windswept Environmental Group, Inc., 100 Sweeneydale Ave., Bay Shore, New York 11706.

(5) Includes 177,333 shares of common stock directly held by Mr. O'Reilly and options under which he may purchase 8,836,309 shares of Common Stock. Does not include 11,000 shares of common stock directly held by JoAnn O'Reilly, the wife of Mr. O'Reilly and options under which she may purchase 250,000 shares of Common Stock, as to each of which Mr. O'Reilly disclaims beneficial ownership.

(6) Includes 1,000 shares of common stock directly by held by Mr. Sadove and options under which he may purchase 650,000 shares of Common Stock.

(7) Includes 24,533 shares of common stock directly held by Mr. Towell, 9,066 shares of common stock held jointly by Mr. Towell and his wife, Jacqueline Towell, options under which he may purchase 850,000 shares of common stock and 333,333 shares of common stock issuable upon conversion of the outstanding principal of a $50,000 demand convertible note directly held by Mr. Towell.

(8) The address for this person is c/o Spotless Enterprises Inc., 150 Motor Parkway, Suite 413, Hauppauge, New York 11788.

(9) Excludes shares beneficially held by Spotless Group. Mr. Blythe is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Blythe disclaims beneficial ownership of these shares.

(10) Excludes shares beneficially held by Spotless Group. Mr. Bongiorno is a director and executive officer of Spotless Group and may be deemed to share voting or investment

                                       7

         power with respect to these shares. Mr. Bongiorno disclaims beneficial ownership of these shares.

(11) Excludes shares beneficially held by Spotless Group. Mr. Evans is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Evans disclaims beneficial ownership of these shares.

(12) Excludes shares held of record by Acquisition Corp. and beneficially held by Spotless. Mr. Kelly is an executive officer of Acquisition Corp. and Spotless and may be deemed to share voting or investment power with respect to these shares. Mr. Kelly disclaims beneficial ownership of these shares.

(13) Excludes shares beneficially held by Spotless Group. Mr. Wilson is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Wilson disclaims beneficial ownership of these shares.

(14) The address for each of Dr. Phillips and Mr. Molnar is c/o FPM Group Ltd., 909 Marconi Avenue, Ronkonkoma, New York 11779.

(15) Includes 245,839 shares of common stock directly held by Dr. Phillips, options under which he may purchase 505,000 shares of common stock and 650,000 shares of Common Stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by Dr. Phillips.

(16) Includes 235,839 shares of common stock directly held by Mr. Molnar, options under which he may purchase 15,000 shares of common stock and 650,000 shares of common stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by Mr. Molnar.

(17) Includes options under which Mr. Murphy may purchase 200,000 shares of common stock.

(18) Includes options under which members of the group may purchase an aggregate of 11,041,309 shares of common stock, 333,333 shares of common stock issuable upon conversion of a demand convertible note held by a member of the group, and 650,000 shares of common stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by a member of the group. Does not include (a) shares of common stock directly held by JoAnn O'Reilly and the options under which JoAnn O'Reilly may purchase shares of common stock, as to each of which Michael O'Reilly disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the cash and other compensation paid during the last three full fiscal years and a two-month trasition period in 2001 to our Chief Executive Officer and President and our Vice President - Administration and Finance (each, a "Named Executive Officer"). Other than our Chief Executive Officer and President, no individual who served as an executive officer received compensation for services rendered to us at $100,000 or more.

                                                                                                  Long Term Compensation
                                                       Annual Compensation                                Awards
                                    ----------------------------------------------------      ------------------------------
                                    Fiscal                                    Other           Restricted         Securities
                                     Year                                     Annual            Stock            Underlying
Name and Principal Position(s)      Ended      Salary ($)       Bonus      Compensation       Awards ($)           Options
------------------------------      -----      ----------       -----      ------------       ----------           -------
Michael O'Reilly, Chief
  Executive Officer and President   7/2/02     $  292,020     $100,000 (2)   $   -            $    -              650,000 (3)
                                    7/3/01 (1)     37,036            -           -                 -                    -
                                    4/30/01       281,500       40,297 (2)       -                 -                    -
                                    4/30/00    $  260,000     $ 55,000 (4)   $   -            $50,000  (4)      5,736,309 (5)

Joseph Murphy, Vice President -
  Finance & Administration          7/2/02     $   73,523     $      -       $   -            $    -              100,000 (6)
                                    7/3/01 (1)     25,965            -           -                 -                    -
                                    4/30/01       150,000            -           -                 -              100,000 (7)
                                    4/30/00    $        -     $      -           -                 -                    -

(1)      Refers to the transition period from May 1, 2001 through July 3, 2001.

(2) Mr. O'Reilly, under the terms of an employment agreement, earns a bonus equal to 2.5% of our pretax income.

(3) On September 6, 2001, Mr. O'Reilly was granted an option to purchase 650,000 shares of our common stock at an exercise price of $.19 per share, the fair market value on the date of the grant. Such option is fully vested.

(4) Mr. O'Reilly received an aggregate of $50,000 and 133,333 shares of common stock in fiscal 1999, the fair value of which shares was $50,000 on the date of grant, representing a bonus based upon a calculation of net profits at the end of the second quarter of fiscal 1999. Due to subsequent losses incurred by us in the third and fourth quarters, the bonus was due back to us and, accordingly, recorded as a loan receivable from officer. In fiscal 2000, we forgave the loan. He received 5,000 shares of common stock in fiscal 1999 for service on the Board of Directors in fiscal 1998, the fair value of which shares was $2,400 on the date of the grant. All of these shares were fully vested on the date of grant. The aggregate value of Mr. O'Reilly's restricted stock holdings as of July 2, 2002 was $35,467. None of the shares are entitled to dividends.

(5) On June 28, 1999, Mr. O'Reilly was granted an option to purchase 250,000 shares of common stock at an exercise price of $.1875 per share, the fair market value on the date of grant. Such option is fully vested. On October 29, 1999, Mr. O'Reilly was granted an


                                       9



         option to purchase 2,674,714 shares of common stock at an exercise price of $.07904 per share, the fair market value at the date of grant. Such option vests, to the extent of one third of the option grant, on each of the first, second and third anniversaries of October 29, 1999. Additionally, on October 29, 1999, Mr. O'Reilly was granted an option to purchase 2,811,595 shares of Common Stock at an exercise price of $.07904 per share, the fair market value at the date of grant, which is fully vested.

(6) On August 7, 2001, Mr. Murphy was granted an option to purchase 100,000 shares of our common stock at an exercise price of $.17 per share, the fair market value on the date of grant.

(7) On October 31, 2000, Mr. Murphy was granted an option to purchase 100,000 shares of our common stock at an exercise price of $.1094 per share, the fair market value on the date of grant.

OPTION/STOCK APPRECIATION RIGHTS ("SAR") GRANTS IN LAST FISCAL YEAR

         The following table sets forth (a) the number of shares underlying options granted to each Named Executive Officer during the fiscal year ended July 2, 2002, (b) the percentage the grant represents of the total number of options granted to all Company employees during the fiscal year ended July 2, 2002, (c) the per share exercise price of each option, (d) the expiration date of each option and (e) the potential realizable value of each grant.

                                                                                    Potential realizable value
                                                                                    at assumed annual rates of
                                                                                     stock price appreciation
                  Individual grants                                                      for option term
--------------------------------------------------------------          ------------------------------------------------
                                     Percent of
                     Number of     total options/
                    Securities      SARs granted
                    underlying       to employees     Exercise
                   Options/SARs       in fiscal         Price            Expiration               5%            10%
    Name             granted             year          ($/Sh)               date                 ($)            ($)
-----------------------------------------------------------------        -----------------------------------------------
Michael O'Reilly     650,000             87%           $0.19             September 10, 2006     $157,621     $ 198,898
Joseph Murphy        100,000             13%           $0.17             August 8, 2006         $ 21,697     $  27,379

AGGREGATED OPTIONS/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         Set forth in the table below is information, with respect to each Named Executive Officer, as to the (a) number of shares acquired during the fiscal year ended July 2, 2002 upon each exercise of options granted to such individuals, (b) the aggregate value realized upon each exercise (i.e. the difference between the market value of the shares at exercise and their exercise price), (c) the total number of unexercised options held on July 2, 2002, separately identified between those exercisable and those not exercisable, and
(d) the aggregate value of in-the-money, unexercised options held on July 2, 2002, separately identified between those exercisable and those not exercisable.

                                                                  Number of
                                                                  securities                        Value of
                                                                  underlying                       Unexercised
                                                                  unexercised                      in-the-money
                                                                 options/SARs                      options/SARs
                                                                  at July 2,                        at July 2,
                                                                   2002 (#)                         2002 ($)
                                                              ------------------        ---------------------------
                            Shares acquired      Value           Exercisable/                     Exercisable/
      Name                  on exercise (#)    realized ($)     Unexercisable                   Unexercisable (2)
--------------------------------------------------------------------------------        ---------------------------
Michael O'Reilly                  -              $-          7,944,738/891,571 (1)             $942,280/$107,844
Joseph Murphy                     -              $-          200,000/0                         $12,060/$0

(1) In October 1999, in connection with our change in control, pursuant to the provisions of Mr. O'Reilly's employment agreement, dated November 1, 1996, his option to purchase 2,000,000 shares of common stock, previously granted, vested. In connection with the transaction in which Spotless acquired a controlling interest in our company (the "Spotless Transaction"), Mr. O'Reilly was granted an option to purchase 2,674,714 shares of common stock at $.07904 per share that becomes exercisable, to the extent of one third of the option grant, on each of the first, second and third anniversaries of October 29, 1999 (the "Closing Date Option"). As a result of the Spotless Transaction, Mr. O'Reilly was also granted an option to purchase 2,811,595 shares of Common Stock at $.07904 per share that became exercisable in November 2001.

(2) The value is calculated based on the aggregate amount of the excess of $.20 (the closing sale price per share for the Common Stock on July 2, 2002) over the relevant exercise price(s).

EMPLOYMENT AGREEMENTS

         On October 29, 1999, in connection with the Spotless Transaction, we entered into an amended and restated employment agreement with Michael O'Reilly pursuant to which he will be employed as our Chief Executive Officer and President for a term of five years, subject to renewal of successive periods of one year each, with a current salary of $285,000 per year plus an annual bonus equal to 2.5% of our pre-tax income, as such amount is determined under the employment agreement. Pursuant to the employment agreement, we also agreed to purchase

(unless such purchase would impair our capital) in a single transaction any or all shares of our common stock held by Mr. O'Reilly on October 29, 1999 and any shares issuable to him pursuant to options outstanding on October 29, 1999 (to the extent vested) (the "O'Reilly Shares") (i) upon the expiration of the employment agreement, (ii) if we terminate Mr. O'Reilly other than for cause, death or disability or (iii) if Mr. O'Reilly terminates the employment agreement by reason of resignation for good reason (as determined under the employment agreement). Spotless agreed, that if such purchase would impair our capital, Spotless will purchase such shares. Michael O'Reilly currently holds 177,333 shares of our common stock, vested options to purchase 7,944,738 shares of our common stock and options which have not yet vested to purchase 891,571 shares of our common stock.

         Additionally, pursuant to a letter agreement, dated as of October 29, 1999, between Michael O'Reilly and Spotless (the "Letter Agreement"), Michael O'Reilly has the right, upon receipt of notice that Spotless and its affiliates have acquired a beneficial ownership (as defined in the Letter Agreement) of more than seventy-five percent (75%) of the outstanding shares of our common stock (on a fully diluted basis), to require Spotless to purchase, in a single transaction, the O'Reilly Shares. The purchase price applicable to any such purchase shall be at a price mutually agreed upon. If the parties are not able to agree upon a purchase price, then the purchase price will be determined based upon a procedure using the appraised value of our company at the time such obligation to purchase arises.

         Prior to the Spotless Transaction, we had an employment contract with Michael O'Reilly which provided for a base salary of $260,000 plus a bonus of 2% of gross revenues, up to a maximum of 25% of pre-tax profit, payable 50% in cash and 50% in restricted stock, as well as certain other fringe benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee (the "Committee") of our Board of Directors is composed of Samuel Sadove and Anthony Towell, each of whom is a non-employee director of in the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

         No member of the Committee was, during the fiscal year ended July 2, 2002 an officer or employee of our company or any of its subsidiaries, or was formerly an officer of our company or any of our subsidiaries, or had any relationship requiring disclosure pursuant to applicable rules and regulations of the Securities and Exchange Commission, except as disclosed in this proxy statement. During the fiscal year ended July 2, 2002, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our compensation committee, (ii) a director of another entity, one of whose executive officers served on our compensation committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of our company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Committee determines the cash and other incentive compensation, if any, to be paid to our executive officers and other key employees. In addition, the Committee administers our 1998 Stock Incentive Plan and the 1997 Incentive Plan. The Committee does not administer our 2001 Equity Incentive Plan, which is administered by our Board of Directors.

COMPENSATION PHILOSOPHY

         The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve our business objectives and increase stockholder value. There are three major components of our compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid us in achieving both our short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

         The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of our annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to us. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

         The Committee evaluates our performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management. During the most recently completed fiscal year, we increased revenues by 49% over the last full fiscal year and reported net income of approximately $3.5 million and basic income per share of $.05. Bonuses would be considered for executives for exemplary performance of their duties that is deemed to bring a significant benefit to our company.

         The Committee believes that we compete for executives not only with the companies comprising the Peer Group Index described below under the heading "Performance Graph" in this Proxy Statement but also with numerous other companies in the emergency response and environmental remediation industries that are actively seeking executives having the same type of skills and experience as our executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by us to our executive officers and other key employees is above average, reflecting our relative size and desire to retain our current employees.

         The Committee also considers other subjective factors bearing on the appropriate compensation for each of our executive officers and other key employees, such as the length of an employee's service with us, which the Committee believes enhances the value of the employee tous. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of our business plan. Where appropriate, the Committee will consider the performance of our specific divisions or departments for which the employee has direct supervisory responsibility.

         When we identify a talented executive, we seek to secure his or her employment for a long term. For this reason, we have entered into an employment agreement with our chief executive officer which provides for a specified base salary and other compensation. The existence of this employment agreement establishes certain minimum salary and benefit levels for the covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

         The particular components of executive compensation employed by our company are discussed in greater detail below.

SALARIES

         Base salaries for our executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by us should be maintained at levels at least competitive with those offered by companies with which we compete for executive talent in order to attract and retain executive officers and other key employees of the caliber that our company desires.

         The base salaries for our executive officers and other key employees may be reflected in the employment agreements negotiated by us with each such employee and, to that extent, are accordingly subject to formal review only at the time each such contract is entered into or renewed. The terms of the one existing employment agreement with our President and Chief Executive Officer is described in greater detail elsewhere in the Proxy Statement under the heading "Employment Agreement." The base salaries for our executive officers and other key employees who are not subject to employment agreements generally are evaluated annually. In evaluating the terms of employment agreements, the Committee considers each of the factors described above, without assigning any specific weight to such factors.

STOCK OPTION PLANS

         To promote our long-term objectives and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of our company. The Committee believes that the executive officers should benefit together with stockholders as the stock increases in value. Stock options focus the executives' efforts on managing from the perspective of an owner with an equity stake in the business. Because we view stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

         In the fiscal year ended July 2, 2002, 650,000 stock options were awarded to Michael O'Reilly to replace expiring options. 100,000 stock options were awarded to Joseph Murphy in each of the last two full fiscal years. The Committee's philosophy is that stock options should be awarded to executive officers to promote long-term interests between such individuals and our stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of our earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding our executive officers and other key employees.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Committee applies the same factors in considering Michael O'Reilly's compensation that it applies to our other executive officers and key employees. Mr. O'Reilly's five-year employment agreement establishes his annual minimum base salary. The Committee may reduce this base salary only at the time a new agreement is negotiated. Mr. O'Reilly's base salary was set at $260,000 pursuant to an amendment made in 1999 to his employment agreement. In the fiscal year ended July 2, 2002, Mr. O'Reilly's base salary was increased to $285,000. During such year, Mr. O'Reilly's efforts contributed to our 49% increase in revenues to approximately $33.0 million, the achievement of profit of approximately $3.5 million and the increase in basic income per share to $.05. Based upon our employment agreement with Michael O'Reilly, a bonus of approximately $150,000 was accrued in the fiscal year ended July 2, 2002 which was based upon 2.5% of pretax income, as defined.

                                 Samuel Sadove
                                 Anthony Towell

PERFORMANCE GRAPH

         The following Performance Graph compares the total cumulative return (assuming dividends were to be reinvested) on our common stock during the five year period ended June 30, 2002, with the cumulative return on the Nasdaq Market Index and a Peer Group Index, assuming investment of $100 in our common stock, the Nasdaq Market Index and the Peer Group Index at July 1, 1997. The Peer Group consists of a representative group of companies whose common stock has been publicly traded during the five year period ended June 30, 2002, and each of which, like our company, engages in providing emergency response, environmental remediation services or waste removal.

         The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of the future stock performance. The Performance Graph in no way reflects our forecast of future stock price performance.

                                           7/1/1997     7/1/1998     7/1/1999     7/1/2000     7/1/2001     7/1/2002
Company/Index/Market
Windswept Environmental Group Inc.         $100.00      $ 51.02      $ 22.45      $ 24.82      $ 23.51      $ 27.43
SIC Code Index                             $100.00      $113.56      $109.76      $ 43.85      $ 67.65      $ 56.59
Nasdaq Market Index                        $100.00      $132.56      $185.76      $279.51      $154.79      $104.99

                        Assumes $100 invested on July 1, 1997
                        Assumes Dividend Reinvested
                        Fiscal Year Ending June 30, 2002

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of July 2, 2002, concerning the Company's equity compensation plans:

             EQUITY COMPENSATION PLAN INFORMATION AS OF JULY 2, 2002

                                                  Number of
                                                  Securities                     Weighted-average         Remaining Available for
                                                 To Be Issued                    Exercise Price of         Future Issuance Under
                                               Upon Exercise of                     Outstanding               Plans (Excluding
                                             Outstanding Options,                Options, Warrants        Securities Reflected in
              Plan Category                  Warrants and Rights                    and Rights                   Column(a))
--------------------------------------  -----------------------------         -----------------------    --------------------------
                                                     (a)                                 (b)                        (c)
Equity compensation plans approved
  by security holders                            1,600,000                               $.19                  3,400,000

Equity compensation plans not
  approved by security holders                  11,341,677                               $.12                  1,826,272

Total                                           12,941,677                               $.13                  5,226,272

(1) Includes individual grants of options and warrants to employees and non-employees to purchase up to 11,241,677 shares of our common stock, not as part of any general stock compensation plan. These options and warrants were all granted on or prior to October 29, 1999 and have terms ranging from 5 to 10 years, with exercise prices ranging from $.01 to $.40 per share. Some of these options vested immediately and some vest over time or upon the occurrence of specified events. Also includes an option to purchase 100,000 shares of our common stock granted under our 1998 Stock Incentive Plan, the material terms of which plan are described in
Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended July 2, 2002.

AUDIT COMMITTEE REPORT

         The audit committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference therein.

         The audit committee consists of three members, all of whom are "independent" under the Nasdaq Marketplace Rules listing standards as currently in effect. None of the audit committee members is a current officer or employee of our company or any of its affiliates.

         The board of directors has adopted a written charter for the audit committee. The charter has been approved and adopted by the board and is reviewed and reassessed annually by the audit committee. The charter sets forth the responsibilities, authority and specific duties of the audit committee. The charter specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the audit committee to our independent accountants and management.

         As set forth in the audit committee charter, management is responsible for the preparation and integrity of our financial statements. The audit committee reviewed our audited financial statements for the year ended July 2, 2002, and met with both management and the independent accountants to discuss such financial statements. Management and the independent certified public accountants have represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles.

         The audit committee received the written disclosures and a letter from our independent certified public accountants regarding their independence from us as required by Independence Standards Board Standard No. 1 and has discussed with the independent certified public accountants such accountants' independence with respect to all services that it rendered to us. The audit committee also discussed with the independent accountants any matters required to be discussed by Statement on Auditing Standards No. 61.

         Based upon these reviews and discussions, the audit committee has recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended July 2, 2002.

                               Anthony Towell
                               Dr. Kevin Phillips
                               Samuel Sadove

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("Delaware Law") provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by such corporation.

         Our certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty except, in accordance with Delaware Law,

         - for any breach of the director's duty of loyalty to us or our stockholders,
         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         - where the liability arises from an unlawful payment of a dividend or an unlawful stock purchase or redemption by us which was approved by the directors for whom liability is sought, or
         - with respect to any transaction from which the director derived an improper personal benefit.

         Our by-laws provide indemnification to our directors, officers, employees and agents, including indemnification against claims brought under state or Federal securities laws, to the full extent allowable under Delaware law. We also maintain directors and officers liability insurance, which insures against liabilities that our directors and officers may incur in such capacities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       During the fiscal year ended July 2, 2002, we borrowed $1,750,000 from Spotless for working capital requirements and to fund the additional payroll required to service the large catastrophe response projects in the vicinity of the terrorist attack on the World Trade Center in New York City. As a result of cash collected related to that work, we repaid $2,750,000 to Spotless during the fiscal year ended July 2, 2002.

       During fiscal year ended July 2, 2002, Spotless charged us an administrative fee of $50,628 of which $8,438 remained unpaid as of July 2, 2002.

       On November 16, 2001, Acquisition Corp. exercised its right to convert all 9,346 shares of our Series B preferred stock. As a result of such conversion and in accordance with the terms of the Series B preferred stock, we issued Acquisition Corp. 10,495,174 shares of our common stock.

       On November 16, 2001, Spotless exercised its right to convert all principal and accrued and unpaid interest on a $2,000,000 promissory note. As a result of the conversion of the note and accrued and unpaid interest, we issued an additional 28,555,250 shares of our common stock to Spotless' subsidiary, Acquisition Corp., in full satisfaction of the note and the related accrued and unpaid interest.

       On November 16, 2001, we issued a promissory note in favor of Spotless with an original principal amount of $1,700,000, relating to previously borrowed funds bearing interest on LIBOR plus one percent, and amended our security agreement with Spotless, originally dated October 29, 1999, to secure such amounts under this promissory note. As of July 2, 2002, we owed Spotless $200,000 under this promissory note.

         On December 16, 1998, we entered into an operating lease arrangement with Michael O'Reilly, our President and Chief Executive Officer. Under the arrangement, which expires in December 2002, we lease a forty-two foot custom Topaz boat for annual rental payments of $60,000. We are responsible for all taxes, insurance and repairs. The leasing arrangement was originally necessitated by a Marine Assistance Contract which expired on December 31, 2000, although the arrangement continues to provide us with our largest floating vessel capable of handling specialty equipment and facilitating an offshore support crew.

         At July 2, 2002, Dr. Kevin Phillips, a director of our company, directly held 650,000 shares of Series A Preferred. The Series A Preferred is convertible into common stock at the rate of one share of Common Stock for every one share of Series A Preferred. In the fiscal year ended July 2, 2002, we paid dividends and interest of $116,578 to Dr. Phillips.

         We are required to pay quarterly dividends on our Series A Preferred Stock. Such dividends accrue from the initial date of issuance of the Series A Preferred Stock, are cumulative, and, if not paid when due, bear interest on the unpaid amount of the past due dividends at the prime rate published in The Wall Street Journal on the date the dividend was payable, plus 3%. If we fail to make four consecutive quarterly dividend payments on the Series A Preferred Stock, the majority in interest of the holders of the Series A Preferred Stock, which includes Dr. Phillips, have the right to elect an additional director to our Board of Directors, to serve until such accrued and unpaid dividends have been paid in full. As of July 2, 2002, we paid all dividends in arrears.

         At July 2, 2002, Anthony Towell, a director of our company, directly held a $100,000 convertible promissory note from our company providing for, at the option of Mr. Towell, the conversion of the principal and accrued and unpaid interest at the rate of $.15 per share of common stock. As of July 2, 2002, an aggregate of 697,480 shares of common stock were issuable upon the conversion of the principal and unpaid interest on this note. As of July 2, 2002, we have included $4,622 of unpaid interest in accrued expenses on our consolidated financial statements. Subsequent to July 2, 2002, we repaid $50,000 of such note.

         Samuel Sadove, a director of our company, performs consulting services for us. We paid him $43,741 for such services in the fiscal year ended July 2, 2002.

         We believe that all transactions that we have entered into with our officers, directors and principal stockholders have been on terms no less favorable to us than those available from unrelated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the National Association of Securities Dealers ("NASD"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC and NASD. Based solely upon our review of the copies of all Forms 3, 4 and 5 and amendments to these forms, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to our 2002 fiscal year.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche, LLP acted as our independent auditors for the year ended July 2, 2002. We anticipate that a representative of Deloitte & Touche, LLP will be present at the annual meeting. The auditors' representative will have the opportunity to make a statement, if the auditors desire to do so, and will be available to respond to appropriate questions from stockholders.


                                  ANNUAL REPORT

         A copy of our Annual Report on Form 10-K for the fiscal year ended July 2, 2002 is being mailed with this proxy statement to all stockholders as of the Record Date.


                            MISCELLANEOUS INFORMATION

OTHER BUSINESS

         As of the date of this proxy statement, our board of directors does not know of any business other than specified above to come before the annual meeting, but, if any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

COST OF SOLICITING PROXIES

         We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our common stock held of record by such persons, and we may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

STOCKHOLDER PROPOSALS

         Stockholder proposals with respect to our next annual meeting of stockholders must be received by us at our corporate headquarters no later than July 2, 2003 to be considered for inclusion in our proxy statement for our 2003 annual meeting of stockholders. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in such proxy statement.

         For any proposal that is not submitted for inclusion in our proxy statement for our 2003 annual meeting of stockholders, but is instead sought to be presented directly at such annual meeting, the proxies named in our form of proxy for such meeting will be entitled to exercise discretionary authority on that proposal if we:

        - receive notice of the proposal before the close of business on September 15, 2003 and advise our stockholders in our proxy statement for our 2003 annual meeting of stockholders about the nature of the matter and how management intends to vote on such matter, or
        - do not receive notice of the proposal prior to the close of business on September 15, 2003.

Notices of intention to present proposals at the 2003 annual meeting of stockholders should be addressed to our Secretary at our corporate headquarters located at 100 Sweeneydale Avenue, Bay Shore, New York 11706.

                                          By Order of the Board of Directors,


October 30, 2002                          Michael O'Reilly,
Bay Shore, New York                       President and Chief Executive Officer

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

         The undersigned hereby appoints Michael O'Reilly and Charles L. Kelly, Jr., or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the stock of the undersigned in WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (the "Company"), at our Annual Meeting of Stockholders scheduled to be held on December 16, 2002 and any adjournments or postponements thereof.


       Directors recommends a vote FOR the following proposals.

1. Election of the following nominees as directors, as set forth in our proxy statement:

       Michael O'Reilly                   Charles L. Kelly, Jr.
       Peter A. Wilson                    Brian S. Blythe
       John J. Bongiorno                  Ronald B. Evans
       Samuel Sadove                      Anthony Towell
       Dr. Kevin Phillips


         [ ]   FOR the nominees listed above
         [ ]   WITHHOLD authority to vote for all nominees
         [ ]   Withhold authority to vote for the following individual nominees:

           ----------------------------------------------------------
                                  [Print Name]

2. Upon such other business as may properly come before the meeting or any adjournment thereof.



THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES, AS SET FORTH ABOVE. RECEIPT OF THE COMPANY'S PROXY STATEMENT, DATED OCTOBER 30, 2002, IS HEREBY ACKNOWLEDGED.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE



                     [L.S.]                        [L.S.]  Dated:         ,2002
--------------------        ---------------------                ---------



                                (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

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